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                                                                     EXHIBIT 1.2

                                PRICING AGREEMENT

Citigroup Global Markets Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
  As Representatives of the several
    Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004.

                                                                    June 1, 2005

Ladies and Gentlemen:

      Affiliated Computer Services, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 1, 2005 (the "Underwriting Agreement"), between the Company on the one hand and Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

      An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in

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Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

      The independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement have furnished to the Representatives a letter, dated the date hereof prior to the execution of this letter, in accordance with Section 7(e) of the Underwriting Agreement. An executed copy of such letter is attached as Schedule III hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                       Very truly yours,

                                       AFFILIATED COMPUTER SERVICES, INC.

                                       By: /s/ Warren D. Edwards
                                           Name:  Warren D. Edwards
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC.
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.

By: /s/ Goldman, Sachs & Co.
    (Goldman, Sachs & Co.)

    On behalf of each of the Underwriters